Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Westcott Products Corporation (the “Registrant”) on Form 10-Q for the quarter ending June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), we, Wayne Bassham,  President and Director, and Todd Albiston, Vice President, Director, and acting CFO of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	07/29/10	By:	/s/Wayne Bassham
Wayne Bassham
President and Director
Westcott Products Corporation

Date:	07/29/10	By:	/s/Todd Albiston
Todd Albiston
Vice President, Director and acting CFO
Westcott Products Corporation.